UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2008

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	54-1288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540.347.2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2008, the Board of Directors (the "Board") of Fauquier Bankshares, Inc. (the "Company"), upon the recommendation of its Board Governance and Nominating Committee, appointed Randolph D. Frostick, Jay B. Keyser and Eric P. Graap to the Board. Messrs. Frostick, Keyser and Graap were appointed to serve until the Company’s 2009 Annual Meeting of Shareholders (the "Annual Meeting") on May 19, 2009. These appointments fill vacancies that were created by the retirement of other directors over the last two years.

H. Frances Stringfellow, a director since 1999 and of The Fauquier Bank since 2000, announced her intention to retire as of January 1, 2009.

At this time, Messrs. Frostick and Keyser have not been appointed to serve on any committees of the Board. Mr. Graap will continue to serve on the Trust Committee.

There are no arrangements or understandings between Messrs. Frostick, Keyser and Graap and any other persons pursuant to which they were selected as a director. There have been no transactions since January 1, 2008, and there is no currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Messrs. Frostick, Keyser and Graap had or will have a direct or indirect material interest.

Each of Messrs. Frostick and Keyser will receive compensation for his Board service consistent with the compensation paid to non-employee members of the Board, as described in the Company’s 2008 proxy statement filed with the Securities and Exchange Commission on April 18, 2008. Mr. Graap, an employee member of the Board, will not receive any compensation for his Board services.

The Company issued a press release on December 22, 2008 announcing the appointment of Messrs. Frostick, Keyser and Graap to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

December 23, 2008	By:	Eric P. Graap

Name: Eric P. Graap
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release-Fauquier Bankshares Director Retires; Three New Directors Named